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                                                                  Exhibit 10.6.5

                                AMENDMENT TO THE
             ALBERTSON'S, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

     WHEREAS, the Albertson's, Inc. Executive Deferred Compensation Plan (the "Plan") was established December 5, 1983 and was further amended;

     WHEREAS, the Board of Directors of Albertson's, Inc. has delegated the authority to amend the Plan to its Management Development/Compensation Committee;

     NOW, THEREFORE, the following amendments to the Plan are hereby adopted effective as of the adoption date of this Amendment (unless another effective date is expressly specified):

1. The definition of "Change in Control" contained in Article I of the Plan is hereby amended to read as follows:

               "Change in Control" shall mean the occurrence of any of the following events:

               (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock of Albertson's, Inc. (the "Company"); provided, however, that:

                    (1) for purposes of this Section 1(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition of securities entitled to vote generally in the election of directors of the Company ("Voting Stock") directly from the Company that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of the Company by the Company or any subsidiary, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, and (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 1(iii) below;

                    (2) if any Person acquires beneficial ownership of 20% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (1)(A) of Section

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          1(i) and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control;

                    (3) a Change in Control will not be deemed to have occurred if a Person acquires beneficial ownership of 20% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

                    (4) if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting Stock of the Company, then no Change in Control shall have occurred as a result of such Person's acquisition; or

               (ii) a majority of the Directors are not Incumbent Directors; or

               (iii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (each, a "Business Combination"), unless, in each case, immediately following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more


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          than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries),
          (B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

               (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of
          Section 1(iii).

               An "Incumbent Director" shall mean the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company's shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual's election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

     2. Effective as of the date of adoption of this Amendment, a new Section
6.09 is hereby added to the Plan, immediately following Section 6.08, to read as follows:


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               6.10 Special Election. Notwithstanding any other provision of the
          Plan, each Participant shall have the right to elect, prior to May 22, 2006, in accordance with procedures established under the Plan, to receive a lump sum in cash (payable from an applicable trust or from general corporate assets) such Participant's vested account balance under such Plan as of the date of the distribution, payable as soon as practicable on or after (but no later than 30 days after) January 1, 2007, or, if later, the effective date of a Change in Control
          ("Special Election Lump Sum"), provided that such election shall not prevent the payment or commencement of a Participant's account balance under the Plan on a scheduled distribution date that occurs prior to the payment of any such Special Election Lump Sum.

     3. A new Section 8.04 is hereby added to the Plan, immediately following
Section 8.03, to read as follows:

               8.04 Code Section 409A. It is intended that the Plan shall be operated in good faith compliance with Section 409A of the Internal Revenue Code ("Code") and may be amended by the Employer at any time to the extent determined necessary or desirable, at the Employer's discretion, in light of Code Section 409A, without regard to any restrictions on the Employer's ability to amend the Plan under any other provision of the Plan.

     4. Except as provided herein, the Plan shall remain in full force and effect.

     EXECUTED this 28th day of April, 2006.

                                        ALBERTSON'S, INC.


                                        By: /s/ John R. Sims
                                            ------------------------------------
                                        Its: Executive Vice President & General
                                             Counsel


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